UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
August 1, 2008

PACIFIC COPPER CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	000-52495	98-0504006
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

3430 E. Sunrise Dr. Suite 160
Tucson, AZ 85718

(Address of principal executive offices and Zip Code)

520-989-0032
Toll Free (877) 306-7979

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURES

Pacific Copper Corp through its Chilean subsidiary, has executed a Letter of Intent ("LOI") with a single vendor to acquire its interest in the La Mofralla oxide copper property located 110 km southeast of the city of Copiapo, Atacama Region III, Chile.

The property consists of close to 250 hectares, is road-accessible and is characterized by oxide copper mineralization in various sedimentary units encountered at the surface. La Mofralla is adjacent to the El Corral property which was announced as a Company acquisition on July 8, 2008. The vendor of the La Mofralla interest controls roughly 40% of the identified mineralization in the La Mofralla District.

The vendor, which is owned in part by a Director of the Company, will receive 1 million shares of the Company at closing in exchange for its interest at La Mofralla, and a 2% NSR royalty, capped at $6 million. The Company has the option to buy back a 1% NSR for $2 million at any time prior to commercial production. Major companies with a presence in the general area include Freeport, Teck Cominco and Xstrata.

ITEM 9.01 EXHIBITS

(d)	Exhibit No.	Document Description
	99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 29th day of July, 2008

Pacific Copper Corp.

By:	/s/ “Andrew Brodkey”
Andrew Brodkey
Title: Director